Exhibit 10.9

TRADEMARK LICENSE AGREEMENT
     THIS TRADEMARK LICENSE AGREEMENT (this “Agreement”) dated as of the 17 day of January, 2006 (the “Effective Date”), is entered into between FALLBROOK TECHNOLOGIES INC., a Delaware corporation (“FALLBROOK”), having a place of business at 9444 Waples St., Suite 410, San Diego, California 92121 and ASHLAND INC., by and through its division VALVOLINE, a Kentucky corporation (“VALVOLINE”), having a place of business at 3499 Blazer Parkway, Lexington, Kentucky 40509.
     WHEREAS, FALLBROOK owns or has exclusive rights in certain technology regarding the NuVinci™ continuously variable transmission technology (the “NuVinci Technology”) and is the owner of all right, title and interest in and to the trademarks listed herein on Exhibit A (the “Trademark”);
     WHEREAS, VALVOLINE is engaged in the business of, among other things, the design, manufacturing, distribution, and sale of various lubricants, greases, traction fluids, cleaning products and other associated products;
     WHEREAS, VALVOLINE wishes to license from FALLBROOK the right to use the Trademark in connection with VALVOLINE’s development, marketing, promotion, distribution and sale of VALVOLINE’s lubricants, greases, traction fluids, cleaning products and other associated products for use with the NuVinci Technology(“Products”), and FALLBROOK desires to license to VALVOLINE the Trademark for such purposes, subject to the terms and conditions of this Agreement.
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the Parties agree as follows:
1. LICENSE GRANT
     1.1 License Grant. Subject to the terms and conditions of this Agreement, FALLBROOK hereby grants to VALVOLINE, under the rights FALLBROOK has or may have in the Trademark, a worldwide, a non-transferable, exclusive license, without the right to sublicense, during the term of this Agreement, to use, commercially exploit and display the Trademark solely in connection with the marketing, promotion, advertisement, distribution, lease or sale of Products. All rights of FALLBROOK in and to the Trademark not expressly granted under this Section 1.1 are reserved by FALLBROOK.
     1.2 VALVOLINE Obligations. Where appropriate as determined by VALVOLINE and FALLBROOK in good faith, VALVOLINE shall include, on each promotional, operational or other materials, package inserts or manuals for the Products, language that has been approved by FALLBROOK that describes the NuVinci Technology. FALLBROOK or its authorized representatives may examine and inspect VALVOLINE’s locations where it conducts its marketing and advertising efforts and materials for the purpose of determining VALVOLINE’s compliance with the marketing and advertising obligations set forth in this Agreement. Any such inspection would be during the normal business hours of VALVOLINE and FALLBROOK

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would provide VALVOLINE with at least ten (10) days written notice of its intent to inspect any location.
     1.3 Restrictions.
          (a) VALVOLINE shall not use (or authorize the reproduction or use of) the Trademark in any manner whatsoever other than as expressly authorized by this Agreement.
          (b) During the term and after any termination of this Agreement, VALVOLINE shall not use as its own any service mark, service name, trade name, trademark, design or logo(s) confusingly similar to (i) the Trademark, including without limitation any mark, word or design that incorporates the word “NuVinci” (or its associated logo) or any mark, word or design confusingly similar thereto, or (ii) any other service mark, service name, trade name, trademark, design, or logo(s) of FALLBROOK.
          (c) VALVOLINE shall not register the Trademark without FALLBROOK’s express prior written consent, and FALLBROOK shall retain the exclusive right to apply for and obtain registrations for the Trademark throughout the world.
          (d) VALVOLINE shall not challenge the validity of the Trademark, nor shall VALVOLINE challenge FALLBROOK’s ownership of the Trademark or the enforceability of FALLBROOK’s rights therein.
     1.4 Notice. In connection with the use of the Trademark, VALVOLINE shall (a) mark each use with the appropriate trademark symbol as set forth in Exhibit A, and (b) either (i) include a trademark notice in a form reading, “NuVinciTM is a trademark of FALLBROOK Technologies Inc.” or (ii) place an asterisk immediately after and slightly above the use of the Trademark, referring to a footnote reading “Trademark of FALLBROOK Technologies Inc.” If the Trademark is used multiple times on or in a particular Product, document, advertisement or other material, the symbol and notice need only be used in connection with the first prominent use of the Trademark on or in such Product, document, advertisement or other material.
     1.5 Maintenance, Renewal and Enforcement.
          (a) VALVOLINE agrees to cooperate with FALLBROOK’s preparation and filing of any applications, renewals or other documentation necessary or useful to protect FALLBROOK’s intellectual property rights in the Trademark.
          (b) VALVOLINE shall notify FALLBROOK promptly of any actual or threatened infringements, imitations or unauthorized uses of the Trademark of which VALVOLINE becomes aware.
          (c) FALLBROOK shall have the sole right, though it is under no obligation, to bring any action for any past, present and future infringements of its intellectual property rights in the Trademark. VALVOLINE shall cooperate with FALLBROOK, at FALLBROOK’s expense for any out-of-pocket costs incurred by VALVOLINE, in any efforts by FALLBROOK to enforce its rights in the Trademark or to prosecute third party infringers of the Trademark.

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FALLBROOK shall be entitled to retain any and all damages and other monies awarded or otherwise paid in connection with any such action.
     1.6 Reservation of Rights; No Implied Licenses. VALVOLINE acknowledges that FALLBROOK is the sole owner of all right, title and interest in and to the Trademark, and that VALVOLINE has not acquired, and shall not acquire, any right, title or interest in or to the Trademark except the limited right to use the Trademark as expressly set forth in this Agreement. All use of the Trademark by VALVOLINE, and all goodwill associated with such use, shall inure to the benefit of FALLBROOK. Except for the license set forth in Section 1.1 above, under no circumstances shall VALVOLINE, as a result of this Agreement, obtain any ownership interest or other right in any invention, discovery, composition or other technology, or in any patent right or other intellectual property right, of FALLBROOK.
     1.7 Reasonable Efforts. VALVOLINE agrees to use reasonable efforts to market, promote, advertise, distribute, lease and sell Products based on the reasonable discretion of VALVOLINE and FALLBROOK to create and meet market demand.
2. QUALITY CONTROL
     2.1 Trademark Guidelines. Use of the Trademark hereunder shall be in accordance with the provisions of Section 1, this Section 2 and FALLBROOK’s trademark guidelines, which are attached hereto as Exhibit B and which may be updated from time to time by FALLBROOK upon reasonable notice to VALVOLINE. VALVOLINE shall not use the Trademark in any manner whatsoever other than as expressly authorized by this Agreement.
     2.2 Conduct of Business. VALVOLINE shall conduct its business in a manner that will not reflect adversely on the Trademark. VALVOLINE shall use the Trademark in a manner that does not derogate FALLBROOK’s rights in the Trademark or the value of the Trademark, and shall take no action that would interfere with, diminish or tarnish those rights or value.
     2.3 Quality of Products. All Products shall be manufactured pursuant to the formulas, standards and specifications furnished or approved, from time to time, by FALLBROOK and shall uniformly be of such quality as will, in FALLBROOK’s reasonable judgement, protect and enhance the goodwill, image and reputation adhering to the Trademark. The parties shall establish performance criteria and reporting standards to ensure such quality is maintained. VALVOLINE shall cooperate fully with FALLBROOK in enabling FALLBROOK to ascertain that the Products and any related technical information meet FALLBROOK’s quality standards. Such cooperation shall include, without limitation, providing FALLBROOK promptly with all communication from third parties regarding the quality of the Products and providing FALLBROOK with access to VALVOLINE’s Product packaging and distribution facilities for reasonable inspection by FALLBROOK. VALVOLINE shall provide access to FALLBROOK or its authorized representatives to any and all of VALVOLINE’s manufacturing plants or sales offices for the purpose of inspecting the methods, equipment, facilities and raw materials used in the manufacture of Products. Any such access would be during the normal business hours of VALVOLINE and FALLBROOK would provide VALVOLINE with at least ten (10) days written notice of its intent to inspect any location.

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     2.4 Product Recall. Upon request from one of FALLBROOK’s licensees, from regulatory authorities or at FALLBROOK’s request, FALLBROOK and VALVOLINE shall meet and discuss in good faith whether a recall of Product is appropriate. After such good faith discussions if the parties agree that a recall is appropriate then Valvoline shall immediately commence a product recall and the parties shall share the initial cost of the recall, provided however that if the recall is later determined to be due to the fault of one of the parties, then the party at fault shall reimburse the other party for its share of the initial cost of the recall. However, FALLBROOK shall have the right, at its own discretion, after such good faith discussions, to request that VALVOLINE immediately recall any or all Product upon written notice to VALVOLINE if the Products could result in unreasonable injury to the public or otherwise significantly and adversely impact the value of the Trademark, provided that any recall so requested by written notice shall be commenced by VALVOLINE immediately upon receipt of such written notice from FALLBROOK and such recall shall be at the initial expense of FALLBROOK, provided further that if it is later proven that any such recall is a result of the negligent acts, willful or otherwise wrongful misconduct of VALVOLINE, VALVOLINE shall be responsible for the expense of any such recall.
     2.5 Samples. Prior to distributing any Product or materials (including, without limitation, any advertising, packaging or other publicly disseminated materials or promotional literature) that bear the Trademark or describe the NuVinci Technology, VALVOLINE shall first submit to FALLBROOK samples of such Products or materials for FALLBROOK’s approval. If FALLBROOK discovers any improper use of the Trademark or description of the NuVinci Technology on any such submission and delivers a writing describing in detail the improper use to VALVOLINE, VALVOLINE shall remedy the improper use immediately. In the event that FALLBROOK fails to provide VALVOLINE with written notice of disapproval within ten (10) days of the receipt of any sample, such sample shall be deemed approved by FALLBROOK. Upon written approval from FALLBROOK of any Product, VALVOLINE shall have the right to include “NuVinciTM Certified” on such Product.
3. PAYMENTS.
     3.1 License Fee. Within five (5) days following the Effective Date, VALVOLINE shall pay to FALLBROOK a license fee of *** (the “Initial License Fee”).
     3.2 Royalty. VALVOLINE shall pay to FALLBROOK:
          (a) for Products with a Net Margin *** a royalty of       ***       of Net Sales for such Product;
          (b) for Products with a Net Margin within the range of *** to, but not including,       ***       , a royalty of *** of Net Sales for such Product; and
          (c) for Products with or above a Net Margin of       ***       , a royalty of       ***       of Net Sales for such Product.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

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          As used herein with respect to any Product (i) “Net Margin” shall mean the ratio (expressed as a percentage) of the gross sales price for any Product less VALVOLINE’s actual cost to manufacture such Product and less any freight costs incurred by VALVOLINE for such Product to the gross sales price of such Product, and (ii) “Net Sales” shall mean, with respect to any Product sold by VALVOLINE, the actual sales price of such Product invoiced by VALVOLINE, less taxes on sales value, applicable sales deductions and the corresponding freight.
     3.3 Statements. VALVOLINE shall render to FALLBROOK, on a quarterly basis, a detailed written statement of the Royalties due to FALLBROOK for such quarter, which statement shall include (a) the number and type of Products sold or otherwise disseminated by VALVOLINE during such quarter and cumulatively during the term of this Agreement, (b) the gross revenues received by VALVOLINE for sale or other dissemination of Products during such quarter and cumulatively during the term of this Agreement, and (c) any other information necessary or useful to calculating the Royalties due hereunder. Concurrent with the rendering of such statement, VALVOLINE shall remit any payment due for such quarter. Each statement and the accompanying payment shall be delivered to FALLBROOK within thirty (30) days following the end of each quarterly period. Notwithstanding the foregoing, if during the term of this Agreement VALVOLINE is unable, after using reasonable efforts, to sell at least *** gallons of Products, then with respect to the final quarterly Royalty payment due hereunder, VALVOLINE would only be required to pay to FALLBROOK the positive remainder of (a) the amount of such final quarterly royalty payment, less (b) the Initial License Fee.
     3.4 Books and Records. VALVOLINE shall maintain complete and accurate books and records relating to each statement rendered pursuant to Section 3.3 of this Agreement for a period of no less than three (3) years following the end of the calendar year following the rendering of such statement. FALLBROOK or its authorized representatives may examine and inspect such books and records for the purpose of determining the accuracy of statements and/or payments rendered by VALVOLINE. Any such inspection would be during the normal business hours of VALVOLINE and FALLBROOK would provide VALVOLINE with at least ten (10) days written notice of such inspection. In the event that such examination and inspection reveals that VALVOLINE has failed to properly account for and pay Royalties owed FALLBROOK by an amount equal to or greater than *** of the Royalties actually due in any given quarter, VALVOLINE shall bear all expenses reasonably incurred by FALLBROOK in connection with such examination and inspection.
4. RESEARCH AND DEVELOPMENT
     4.1 Development Efforts. VALVOLINE shall perform its obligations and meet its developmental goals set forth on the Development Plan attached hereto as Exhibit C. If VALVOLINE (a) fails to perform such obligations or meet such development goals, or (b) fails to meet the quality or manufacturing cost for the Product, taking into account the specialized premium nature of the Products, as required by FALLBROOK and provided to VALVOLINE from time to time, then FALLBROOK shall have the right upon written notice to suspend the

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license from FALLBROOK to VALVOLINE under Section 1.1 above for a period of ninety (90) days (the “Suspension Period”). During the Suspension Period, VALVOLINE shall not have the right to use the Trademark on a Product for the specific application under development (“Development Product”), but shall be able to continue to use the Trademark on other non-related Products and as discussed on Exhibit C, FALLBROOK shall have the right to pursue another development partner for such Development Product. FALLBROOK shall provide VALVOLINE with written notice of the failure and a list of performance goals. If, prior to the expiration of the Suspension Period, VALVOLINE meets or exceeds such performance goals, and pays to FALLBROOK a reinstatement fee equal to the average quarterly royalty payment for the preceding calendar year or the current calendar year if there is no preceding one (the “Reinstatement Fee”), then the suspension on the license from FALLBROOK to VALVOLINE under Section 1.1 for the Development Product shall be removed and VALVOLINE shall once again have the right to use the Trademark in accordance with the terms and conditions of this Agreement on such Development Product and FALLBROOK shall not be able to enter a license agreement with any other development partners for that Development Product. If VALVOLINE does not meet or exceed such performance goals or pay to FALLBROOK the Reinstatement Fee during the Suspension Period, then FALLBROOK shall have the right upon written notice to VALVOLINE to terminate this Agreement for such Development Product and can freely enter agreements with additional parties to develop another product in lieu of the Development Product and license the Trademark for such product.
     4.2 FALLBROOK’s Publication of Results. VALVOLINE shall promptly provide to FALLBROOK copies of all data, information and other results of VALVOLINE’s development and/or testing of any Products (the “Results”) in accordance with Exhibit C. Notwithstanding anything to the contrary in this Agreement, FALLBROOK shall have the right to disclose the Results in connection with its development and commercialization of the NuVinci Technology, provided, however, that FALLBROOK shall indicate on any literature that the Results were attained using the Products and that other products may provide different results.
5. TERM AND TERMINATION.
     5.1 Term. The term of this Agreement shall commence on the Effective Date and shall continue in full force and effect for seven (7) years thereafter, unless terminated earlier as provided in this Section 5.
     5.2 Termination for Cause. Either party may terminate this Agreement upon written notice to the other party if (a) the other party breaches any term or condition of this Agreement and fails to correct such breach within thirty (30) days following written notice specifying such breach; or (b) the other party applies for or consents to the appointment of a receiver, trustee or liquidator for substantially all of its assets, or such a receiver, trustee or liquidator is appointed for the other party; or the other party has filed against it an involuntary petition for bankruptcy that has not been dismissed within sixty (60) days thereof; or the other party files a voluntary petition for bankruptcy or a petition or answer seeking reorganization, becomes or is insolvent or bankrupt, admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors.

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     5.3 Termination. FALLBROOK shall have the right to terminate this Agreement without cause upon (a) ninety (90) days prior written notice to VALVOLINE, and (b) payment to VALVOLINE of an amount equal to (i) the Initial License Fee, and (ii) the out-of-pocket costs incurred by VALVOLINE after the Effective Date for resources specifically devoted to development of a new specialty traction fluid product designed specifically for use with the NuVinci Technology, not to exceed *** . In addition, FALLBROOK will reimburse VALVOLINE for all materials purchased by VALVOLINE for materials exclusive to NuVinci approved products, including, but not limited to labels, bottles and base stocks. VALVOLINE shall have the right to terminate this Agreement without cause upon (a) ninety (90) days prior written notice to FALLBROOK, and (b) payment to FALLBROOK of a severance fee in the amount of *** in the aggregate provided however, that VALVOLINE shall also forfeit any claim it has or may have to the Initial License Fee under Section 3.3.
     5.4 Effect of Termination. Upon expiration or earlier termination of this Agreement, all rights and licenses granted hereunder shall immediately terminate, except that Sections 1.3, 3.4, 5.4, 7, 8, 9 and 10 shall survive. Neither party shall be liable to the other party for damages of any kind solely as a result of terminating this Agreement in accordance with its terms, and any such termination of this Agreement by a party will be without prejudice to any other right or remedy of such party under this Agreement or applicable law.
6. REPRESENTATIONS AND WARRANTIES
Each party hereby represents and warrants to the other party as follows:
     6.1 Corporate Existence. Such party is a corporation or other legal entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.
     6.2 Authorization and Enforcement of Obligations. Such party (a) has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, and (b) has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such party, and constitutes a legal, valid, binding obligation, enforceable against such party in accordance with its terms.
     6.3 No Consents. All necessary consents, approvals and authorizations of all governmental authorities and other persons or entities required to be obtained by such party in connection with this Agreement have been obtained.
     6.4 No Conflict. The execution and delivery of this Agreement and the performance of such party’s obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations, and (b) do not conflict with, or constitute a default under, any contractual obligation of it.

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7. INDEMNIFICATION
     VALVOLINE, at its own expense, shall indemnify, hold harmless and defend FALLBROOK, its affiliates, successors and assigns, and its and their directors, officers, employees and agents, against any claim, demand, cause of action, debt, expense or liability (including attorney’s fees and costs), to the extent that it (a) is based on a claim that any Product fails to meet any applicable regulatory requirements or (b) is based upon VALVOLINE’s misuse of the Trademark, except to the extent that any such claim, demand, cause of action, debt, expense or liability is a result of the negligence or willful misconduct of FALLBROOK.
     FALLBROOK, at its own expense, shall indemnify, hold harmless and defend VALVOLINE, its affiliates, successors and assigns, and its and their directors, officers, employees and agents, against any claim, demand, cause of action, debt, expense or liability (including attorney’s fees and costs), to the extent resulting from a third party claim that VALVOLINE’s use of the NuVinci Technology or the Trademark results in infringement of such third party’s intellectual property, except to the extent that any such claim, demand, cause of action, debt, expense or liability is a result of the negligence or willful misconduct of VALVOLINE.
8. LIMITATION OF WARRANTY AND LIABILITY
     8.1 Warranties. FALLBROOK WARRANTS THAT THE TRADEMARK DOES NOT INFRINGE UPON THE INTELLECTUAL PROPERTY, OR ANY OTHER RIGHTS OF ANY THIRD PARTIES. FALLBROOK HEREBY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE.
     8.2 Damages. IN NO EVENT SHALL FALLBROOK OR VALVOLINE, OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, LICENSORS, SUPPLIERS OR OTHER REPRESENTATIVES BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOSS OF PROFITS, BUSINESS INTERRUPTION, LOSS OF GOODWILL OR OTHERWISE, ARISING FROM OR RELATING TO THIS AGREEMENT. The foregoing limitation of liability and exclusion of certain damages shall apply regardless of the failure of essential purpose of any remedies available to either party.
9. INSURANCE
     VALVOLINE shall at all times during the term of this Agreement maintain comprehensive general liability insurance (including product and contract liability) of at least *** . VALVOLINE shall provide FALLBROOK with a copy of such insurance policy no later than thirty (30) days following the Effective Date.
10. CONFIDENTIALITY

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     10.1 Confidential Information. As used herein, “Confidential Information” shall mean all information of any kind whatsoever, and all tangible and intangible embodiments thereof of any kind whatsoever, that is disclosed by a party (the “Discloser”) to the other party (the “Recipient”) and is marked, identified as or otherwise acknowledged to be confidential at the time of disclosure. Notwithstanding the foregoing, Confidential Information described in clause (a) above shall not include information that Recipient can establish by written documentation (i) has been publicly known prior to disclosure of such information by Discloser, (ii) has become publicly known, without fault on the part of Recipient, subsequent to disclosure of such information by Discloser, (iii) has been received by Recipient at any time from a source, other than Discloser, rightfully having possession of and the right to disclose such information, (iv) has been otherwise known by Recipient prior to disclosure of such information by Discloser, or (v) was developed by Recipient independently of the disclosure of Confidential Information by Discloser. During the term of this Agreement and following the expiration or earlier termination of this Agreement, the Recipient shall maintain in confidence all Confidential Information disclosed by the Discloser, and shall not use, disclose or grant the use of such Confidential Information without express written permission of the Discloser except on a need-to-know basis to those directors, officers, employees, consultants, contractors or permitted assignees, to the extent such disclosure is reasonably necessary in connection with the Recipient’s activities as expressly authorized by this Agreement. To the extent that disclosure is authorized by this Agreement, prior to disclosure, the Recipient shall obtain agreement of any such person or entity to hold in confidence and not make use of the Confidential Information for any purpose other than those permitted by this Agreement. The Recipient shall notify the disclosing party promptly upon discovery of any unauthorized use or disclosure of the Confidential Information.
     10.2 Permitted Disclosures. The confidentiality obligations contained in this Section 10 shall not apply to the extent that the Recipient is required to disclose information by law, order or regulation of a governmental agency or a court of competent jurisdiction, provided that the Recipient shall provide written notice thereof to the Discloser and sufficient opportunity to object to any such disclosure or to request confidential treatment thereof.
     10.3 Terms of this Agreement. Except as otherwise provided herein, during the term of this Agreement and for a period of five (5) years thereafter, neither party shall disclose any terms or conditions of this Agreement to any third party without the prior consent of the other party. Notwithstanding the foregoing, prior to execution of this Agreement, the parties shall agree upon a press release that either party may disclose to any third party.
11. U.S. LAWS AND REGULATIONS
     The parties are subject to U.S. laws and regulations governing the export of U.S. products and technology. The parties agree that they will not directly or indirectly engage in any acts which would constitute a violation of any such laws or regulations. The parties acknowledge that certain laws of the United States may result in the imposition of sanctions on either party and its employees in the event that either party directly or indirectly, offers, promises, or payments are made to government officials or others for the purpose of influencing decisions favorable to that particular party. Each of the parties hereto agree that its activities under this Agreement, and the payment to either party of any monies or consideration contemplated hereunder are proper and lawful. The parties further represent that no person employed by it is

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an official of any government agency or a corporation owned by a governmental unit and that no part of any monies or consideration paid hereunder shall accrue for the benefit of any such official.
12. MISCELLANEOUS
     12.1 Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the parties to the other shall be in writing and addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor, and shall be delivered as follows, with notice deemed effective as indicated: (a) by personal delivery, when actually delivered; (b) by overnight courier, upon written verification of receipt; (c) by facsimile transmission, upon receipt of successful electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt.

If to FALLBROOK:	Fallbrook Technologies Inc. 9444 Waples St., Suite 410 San Diego, California 92121 Attention: President and CEO

With a copy to:	Morrison & Foerster LLP 12531 High Bluff Drive, Suite 100 San Diego, California 92130 Attention: Jacob V. Handy

If to VALVOLINE:	Valvoline, a divison of Ashland Inc.
3499 Blazer Parkway
Lexington, Kentucky 40509
Attention: Robert Craycraft
     12.2 Assignment. Neither this Agreement nor any right or obligation hereunder may be assigned or otherwise transferred (whether voluntarily, by operation of law, in connection with a change in control or otherwise) by either party, without the prior express written consent of the other party, which shall not be unreasonably withheld, except that VALVOLINE may assign this Agreement to its parent company or any subsidiary, division or affiliate thereof and FALLBROOK may assign this agreement under a transfer or sale of substantially all of its assets related to this Agreement, including but not limited to merger, consolidation, acquisition, change of control, or similar transaction, provided however that if FALLBROOK assigns its rights or obligations hereunder by such a transaction that VALVOLINE shall have the right at its sole discretion and within thirty (30) days notice of FALLBROOK’s intent to assign its rights and obligations under such a transaction to terminate this Agreement and the requirements of Section 5.3 shall not apply, however Section 5.4 will continue to operate as to the survival of certain terms of this Agreement. Upon request for transfer or assignment of any right or duty hereunder by either party, the other party shall be entitled to request, and the transmitting or assigning party shall deliver, whatever corporate documents the other party may desire in order to determine the existing and proposed ownership structure. Any permitted assignee shall assume all obligations

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of the assigning party under this Agreement. Any purported assignment or transfer in violation of this Section 12.2 shall be void.
     12.3 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law principles thereof that would require the application of any other law.
     12.4 Injunctive Relief. VALVOLINE acknowledges that a breach of its obligations under this Agreement, including, without limitation, its obligations set forth in Sections 1.3, 1.4 and 2, would cause FALLBROOK irreparable damage. Accordingly, VALVOLINE agrees that in the event of such breach or threatened breach, in addition to remedies at law, FALLBROOK shall have the right to injunctive or other equitable relief to prevent VALVOLINE’s violations of its obligations hereunder.
     12.5 Severability. If any provision of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, such provision shall be enforced to the maximum extent possible so as to effect the intent of the parties, or, if incapable of such enforcement, shall be deemed to be deleted from this Agreement, and the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.
     12.6 Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. All express or implied representations, agreements and understandings, either oral or written, heretofore made are expressly superseded by this Agreement.
     12.7 Independent Contractors. Each party hereby acknowledges that the parties shall be independent contractors and that the relationship between the parties shall not constitute a partnership, joint venture or agency. Neither party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other party, without the prior consent of the other party to do so.
     12.8 Waiver. The waiver by a party of any right hereunder, or of any failure to perform or breach by the other party hereunder, shall not be deemed a waiver of any other right hereunder or of any other breach or failure by the other party hereunder whether of a similar nature or otherwise.
     12.9 Headings. Headings used in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement.
     12.10 Force Majeure. Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement to the extent, and for so long as, such failure or delay is caused by or results from causes beyond the reasonable control of the affected party including but not limited to fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other party.

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     12.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

FALLBROOK TECHNOLOGIES INC.

By	/s/ William Klehm

Name	William Klehm
Title	CEO

ASHLAND INC., by and through its Valvoline division

By	/s/ Samuel J. Mitchell Jr.

Name	Samuel J. Mitchell Jr.
Title	President

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EXHIBIT A
Trademarks
The mark:
The word mark:
NUVINCI™
The stylized mark:

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EXHIBIT B
Trademark Usage Standards
NuVinciTM Technology Name Usage
•	In all copy, transcripts, and content, NuVinciTM must be spelled out with a capital letter “V”, must include a TM symbol after NuVinci in at least its first or most conspicuous usage, should be distinguished from the rest of the text it is used with preferably by use of an italicized font, and must always be used as a trademark and not as a noun or a verb..
Company and NuVinciTM Signature Logo Guidelines
ð	Corporate and NuVinci signature logos must be used directly from a stat sheet or an official digital logo file obtained directly from Fallbrook Technologies Inc. Logos may not be made from “scrap” or from printed collateral material, and must not be recreated or regenerated without written permission from Fallbrook Technologies Inc.
ð	The Fallbrook Technologies and NuVinci signature logos must be used as presented. They can never be hand drawn in illustrations. Logos must be properly stripped into place in all ads, collateral and electronic materials.
ð	There can be no distortion of logos in any design element at any time. All illustrations must be prepared to be consistent with the appearance and tone of the logos or variations authorized herein.
ð	All Fallbrook Technologies trademarks are either trademarks or registered trademarks and any unauthorized use, including use that is not in accordance with these guidelines is prohibited.
ð	All reproduction of Fallbrook Technologies and/or NuVinci logos must be pre-approved by Fallbrook Technologies Inc. prior to publication. Reasonable business efforts shall be made to expedite the approval process.
Corporate and NuVinci Logo Color Guide
ð	Two-color: PMS Black + PMS179 sphere.

ð	Three-color: PMS Black + PMS 179 sphere + PMS 134 sphere highlight.
ð	Logos may be reproduced as one-color in PMS Black against a white or light field of color; or reversed out as a single white image out of a black or solid color field.
Dos & Don’ts Guidelines
ð	Do provide attribution to Fallbrook Technologies Inc. as the owner of the trademarks when you utilize them.
ð	Do use the full company name: Fallbrook Technologies Inc. or the trademark Fallbrook Technologies.

ð	Do use NuVinci trademark properly: NuVinciTM (first usage) or NuVinci (subsequent usage).

ð	Do use only the approved colors for 2 and 3 color logos.
ð	Do provide an area of isolation of white space immediately around the logos equal to a minimum of half the height of the logo above, below and beside the mark.
ð	Don’t alter logo artwork and electronic files.

ð	Don’t place logo in any containment shape.

ð	Don’t use the logos without trademark attribution and marking.

ð	Don’t reproduce without artwork approval by Fallbrook Technologies Inc.

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TRADEMARK LICENSE AGREEMENT
EXHIBIT C
Development Plan
1. Additional NuVinci Technology Platforms. VALVOLINE shall use commercially reasonable efforts during the term of this Agreement:
     1.1 to support joint research and development efforts to develop and maintain additional platforms for the NuVinci Technology by performing all research and development tasks such as fluid testing and test support, fluid formulation, fluid analysis and other related activities;
     1.2 to develop samples with required performance features requested by FALLBROOK;
     1.3 to supply research samples up to *** gallons at no cost/application at application volume less than *** gals;
     1.4 to supply research samples up to *** gallons at no cost/application for all other applications; and
     1.5 to supply all additional research samples at ***/gallon.
2. Testing. VALVOLINE shall perform any fluid testing needed by FALLBROOK to support each application unless VALVOLINE determines in good faith that the cost for such testing is unreasonably excessive to support the opportunity, in which case, FALLBROOK shall have the right to seek a new fluid partner for that application and VALVOLINE’s rights to use the Trademark for that application shall terminate. The tests requested may include, among other things, the following:
     2.1 matrix of traction coefficients as a function of slip ratio at prescribed conditions for each application, including for example defined Hertz pressures, operating temperature range, surface speeds, suface finishes, and material properties, among others;
     2.2 chemical elemental differential analysis of pre- and post-test fluid samples.
     2.3 wear measurements;
     2.4 complete pre- and post-test rheological testing;
     2.5 seal compatibility testing;
     2.6 durability testing;
     2.7 thermoxidative testing;
     2.8 component wear measurements;
     2.9 fluid durability data;
     2.10 field testing, if applicable; and
     2.11 failure analysis of fluid and parts.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

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TRADEMARK LICENSE AGREEMENT
3. Extensions. VALVOLINE shall create line extension co-branded NuVinci Products that meet profit opportunity hurdles as the parties shall mutually agree in good faith, with respect to the following related products: (a) lubricants, (b) appearance products, (c) coolants, (d) fragrance, and (e) chemicals.
4. Baseline R&D. VALVOLINE shall participate with FALLBROOK in baseline research regarding the NuVinci Technology as long as the cost appears to be reasonably recoverable by the opportunity. If VALVOLINE does not wish to participate in such baseline research, FALLBROOK and VALVOLINE shall negotiate in good faith to adjust their contract accordingly.

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